UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 904-496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As of May 17, 2024, Safe and Green Development Corporation (the “Company”) entered into an amendment (the “Second Amendment”) to the Real Estate Sales Contract with Pigmental, LLC, a Delaware limited liability company (“Pigmental Studios”), dated as of January 31, 2024, as amended as of April 25, 2024, to sell approximately 27 acres of land zoned for a manufacturing facility in St. Mary’s, Georgia (the “St. Mary’s Industrial Site”). Pursuant to the original agreement of sale, the Company was to sell the St. Mary’s Industrial Site to Pigmental Studios for $1.35 million, payable $900,000 in cash and $450,000 by the issuance of a promissory note to the Company, with the closing to occur no later than April 30, 2024. Pursuant to the first amendment to the original agreement of sale, dated as of April 29, 2024, the closing date was amended to one of three dates (April 30, 2024, May 15, 2024 and May 30, 2024) and the purchase price was amended contingent upon the closing date met by Pigmental Studios to $1,290,000, $1,310,000 or $1,375,000, payable $899,000 in cash and the balance by the issuance of a promissory note to the Company. The Second Amendment amends the closing date to no later than June 17, 2024 and amends the purchase price to $1,400,000 payable in cash.

The foregoing description of the Second Amendment and the transaction contemplated by the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 20, 2024, the Company’s board of directors (the “Board”) determined that it was in the best interests of the Company to reconstitute the Board such that each class of the Board consists, as nearly as possible, of one-third of the total number of directors. For that purpose, the Board accepted the resignation of Christopher Melton as a Class III director and appointed Mr. Melton as a Class I director to hold office until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In addition, the Board nominated Mr. Melton to stand for re-election at the 2024 Annual Meeting as a Class I director. Following this reconstitution of the Board, the Board consists of three Class I directors, two Class II directors and three Class III directors. Mr. Melton will continue to serve on the Company’s Audit Committee, where he serves as Chairman, and on the Company’s Nominating and Governance Committee.

Additional information about Mr. Melton is set forth in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024. As a non-employee director, Mr. Melton will continue to receive the standard compensation available to the Company’s current non-employee directors which for fiscal 2024 consists of the following:

Each director will be given the option to select one of the following three compensation options quarterly (with payments to be made on or about April 1, 2024, July 1, 2024, October 1, 2024 and January 1, 2025):

Option A	Option B	Option C
● A cash retainer of $20,000, and	● A cash retainer of $10,000; and	● A grant of 40,000 RSUs that will vest after three months of continued service by the director.
● A grant of 20,000 restricted stock units (“RSUs”) that will vest after three months of continued service by the director.	● A grant of 30,000 RSUs that will vest after three months of continued service by the director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Amendment to Real Estate Sales Contract, dated as of May 17, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: May 20, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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